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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                                   SHARES OF
                     C-CUBE MICROSYSTEMS INC. COMMON STOCK
                                  IN EXCHANGE
                                      FOR

                                     SHARES
                                       OF
                      LSI LOGIC CORPORATION COMMON STOCK,
                         PURSUANT TO THE EXCHANGE OFFER
               DESCRIBED IN THE PROSPECTUS, DATED APRIL 13, 2001
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON MAY 10, 2001, UNLESS THE
                               OFFER IS EXTENDED.

                      THE EXCHANGE AGENT FOR THE OFFER IS:
                         EQUISERVE TRUST COMPANY, N.A.

           By Mail:                        By Hand:                 By Overnight Delivery:
  EquiServe Corporate Actions   Securities Transfer & Reporting            EquiServe
     Post Office Box 4301                c/o EquiServe              Attn: Corporate Actions
Providence, Rhode Island 02940  100 William's Street, Galleria         150 Royall Street
                                   New York, New York 10038       Canton, Massachusetts 02021

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share ("C-CUBE COMMON STOCK"), of C-Cube Microsystems Inc., a Delaware corporation ("C-CUBE"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date, as defined in the Prospectus, dated April 13, 2001 (as may from time to time be amended, supplemented or finalized, the "PROSPECTUS"), or if time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "EXCHANGE AGENT") prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Transaction -- Procedure for Tendering" in the Prospectus.

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                    THE INFORMATION AGENT FOR THE OFFER IS:
                             D.F. KING & CO., INC.
                           Attention: Thomas A. Long
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 848-3409
                              Fax: (212) 809-8839
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Ladies and Gentlemen:

     The undersigned hereby tenders to Clover Acquisition Corp. ("PURCHASER"), a Delaware corporation and a wholly owned subsidiary of LSI Logic Corporation, a Delaware corporation ("LSI LOGIC"), pursuant to the offer by LSI Logic to acquire all of the outstanding shares of C-Cube Common Stock in an exchange offer and subsequent merger upon the terms and subject to the conditions set forth in the Prospectus, receipt of which, together with the related Letter of Transmittal, is hereby acknowledged, the number of shares of C-Cube common stock set forth below, pursuant to the guaranteed delivery procedures described under "The Transaction -- Guaranteed Delivery" in the Prospectus.

Signature(s):___________________________________________________________________

Name(s) of Record Holders:______________________________________________________

(PLEASE TYPE OR PRINT)

Number of Shares of C-Cube Common Stock:________________________________________

Certificate Number(s) (if available):___________________________________________

Dated:  ______________________________________  , 2001

Area Code and Telephone Number(s):______________________________________________

Check Box if Shares of C-Cube Common Stock will be Tendered by Book-Entry
Transfer:  [ ]

Account Number:_________________________________________________________________

Address(es):____________________________________________________________________
                                                                  (ZIP CODE)

Area Code and Telephone Number(s):______________________________________________

Check box if Shares of C-Cube Common Stock will be Tendered by Book-Entry
Transfer: [ ]

Account Number:_________________________________________________________________

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the shares of C-Cube Common Stock tendered hereby, in proper form for transfer, or timely confirmation of book-entry transfer of such shares of C-Cube Common Stock into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of C-Cube Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
                                                                  (ZIP CODE)

Area Code and Telephone Number:

Authorized Signature:

PLEASE PRINT

Name:

Title:

Dated:  ______________________________________  , 2001

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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